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                                                                   EXHIBIT 10.11

                       FIRST AMENDMENT TO CREDIT AGREEMENT


Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of January 30, 1998 (the "Credit Agreement"), between the undersigned, Midwest Banc Holdings, Inc. and Midwest One Mortgage Services, Inc., as "Borrowers", and Harris Trust and Savings Bank, as "Bank." All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Borrowers have requested that the Bank modify Section 8.16 (Dividends and Certain other Restricted Payments), and the Bank is willing to do so under the terms and conditions set forth in this agreement (herein, the "Amendment").

SECTION 1.   AMENDMENT.

         Subject to the satisfaction of the conditions precedent set forth in
Section 2 below, Section 8.16 the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           Section 8.16. Dividends and Certain Other Restricted
                  Payments. The Company shall not (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock; provided, however, that the Company may declare and pay dividends and/or redeem its capital stock during any fiscal year if, and only if, at the time of each such dividend or redemption and immediately after giving effect thereto, (x) the aggregate amount of dividends paid and amount paid to redeem its capital stock in such fiscal year does not exceed 25% of Consolidated Net Income (deemed 0 if a loss) for the most recently completed fiscal year and (y) no Default or Event of Default exists.


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SECTION 2.   CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                  (a) The Borrowers and the Bank shall have executed and delivered this Amendment.

                  (b) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

SECTION 3.   REPRESENTATIONS.

         In order to induce the Bank to execute and deliver this Amendment, the Borrowers hereby represent to the Bank that as of the date hereof the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent consolidated financial statements of the Company delivered to the Bank) and the Borrowers are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4.   MISCELLANEOUS.

                  (a) The Company has heretofore executed and delivered to the Bank certain Collateral Documents and the Company hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Bank thereunder, the obligations of the Company thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

                  (b) Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

                  (c) The Borrowers agree to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.


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                  (d) This Amendment may be executed in any number of
counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

                           [Signature Page to Follow]


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         This First Amendment to Credit Agreement is dated as of September 28,
1998.



                                        MIDWEST BANC HOLDINGS, INC.

                                        By:  /s/ Robert L. Woods
                                             -------------------------------
                                                 Name:  Robert L. Woods
                                                 Title:  President

                                        MIDWEST ONE MORTGAGE SERVICES, INC.

                                        By:  /s/ Daniel R. Kadolph
                                             -------------------------------
                                                 Name:  Daniel R. Kadolph
                                                 Title:  Treasurer


         Accepted and agreed to in Chicago, Illinois as of the date and year last above written.


                                        HARRIS TRUST AND SAVINGS BANK

                                        By:  /s/ Michael S. Cameli
                                             -------------------------------
                                                 Name:  Michael S. Cameli
                                                 Title:  Vice President


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